UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2016

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On August 15, 2016, SBA Communications Corporation (“SBA”) and U.S. Bank National Association, as trustee, executed an indenture (the “Indenture”) pursuant to which SBA issued its 4.875% Senior Notes due 2024 (the “Notes”). The Notes have an interest coupon of 4.875% and were issued at a price of 99.178% of their face value for an effective yield of 5.0%. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2017. The Notes mature on September 1, 2024.

SBA may redeem the Notes, in whole or in part, at any time on or after September 1, 2019 at the applicable redemption price. In addition, until September 1, 2019, SBA may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 104.875% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, and additional interest, if any, to the redemption date. SBA may also redeem any of the Notes at any time prior to September 1, 2019 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, and additional interest, if any, to, the redemption date. The Applicable Premium means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at September 1, 2019 (as set forth in the Indenture), plus (2) all required interest payments due on such Note through September 1, 2019 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate on such redemption date plus 50 basis points over (B) the principal amount of such Note.

The Notes are SBA’s senior unsecured obligations and are not guaranteed by any of its subsidiaries. The Notes rank equally in right of payment with SBA’s current and future senior unsecured debt, and senior in right of payment to SBA’s future subordinated debt, if any. The Notes are effectively subordinated to any of SBA’s existing and future secured debt to the extent of the value of the assets securing such debt. In addition, the Notes are structurally subordinated to all existing and future debt and other liabilities of SBA’s subsidiaries.

If SBA experiences a Change of Control and a Ratings Decline (each as defined in the Indenture), each holder of the Notes will have the right to require SBA to repurchase all or any part, of such holder’s Notes at a repurchase price equal to 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest, if any, and additional interest, if any, to the repurchase date.

The Indenture provides that each of the following is an Event of Default (as defined in the Indenture) with respect to the Notes: (1) default for 30 days in the payment when due of interest, or additional interest, if any, with respect to the Notes; (2) default in payment when due of the principal of or premium, if any, on the Notes; (3) failure by SBA or any of the Restricted Subsidiaries (as defined in the Indenture) to comply with covenants relating to a merger, consolidation or a sale of assets, as described in the Indenture, or failure by SBA to consummate a Change of Control Offer or Asset Sale Offer (each as defined in the Indenture) in accordance with the provisions of the Indenture applicable to the offers; (4) subject to a notice requirement and a cure period, failure by SBA or any of the Restricted Subsidiaries to perform any other covenant in the Indenture, other than a covenant specified in clauses (1), (2) or (3) above, that continues for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described in the Indenture) after notice to comply; (5) default under any Indebtedness (as defined in the Indenture) for money borrowed by SBA or any of its Significant Subsidiaries (as defined in the Indenture), or the payment of which is guaranteed by SBA or any of its

Significant Subsidiaries, whether such Indebtedness or guarantee now exists or is created after August 15, 2016, which default (a) is caused by a failure to pay principal of or premium, if any, interest, if any, or additional interest, if any, with respect to the Indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”); or (b) results in the acceleration of the Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (6) failure by SBA or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (7) certain events of bankruptcy or insolvency described in the Indenture with respect to SBA or any of its Restricted Subsidiaries.

If any Event of Default occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Notes and the trustee may, and the trustee at the request of such holders will, declare all the Notes to be due and payable immediately. If certain bankruptcy and insolvency Events of Default specified in the Indenture occur with respect to SBA, all outstanding Notes will become due and payable without any other act on the part of the trustee or the holders.

The Indenture contains customary covenants, including restrictions on SBA’s ability to incur indebtedness, or liens securing indebtedness, merge, consolidate or sell assets, make restricted payments, including paying dividends or making other distributions, enter into transactions with affiliates, enter into sale and leaseback transactions and issue guarantees of indebtedness. The covenants are subject to a number of exceptions and qualifications.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with SBA and its affiliates. In addition, certain of the initial purchasers or their affiliates serve in various roles under SBA’s Senior Credit Agreement. In addition, affiliates of certain of the initial purchasers are lenders under SBA’s Senior Credit Agreement. Certain of the initial purchasers or their affiliates may hold a portion of the 5.75% Notes and/or the 5.625% Notes from time to time and, accordingly, may have received a portion of the net proceeds from the offering of the Notes.

Registration Rights Agreement

On August 15, 2016, in connection with the issuance of the Notes, SBA entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers. Pursuant to the terms of the Registration Rights Agreement, SBA agreed to use its reasonable best efforts to (i) file a registration statement with respect to an offer to exchange the Notes for new notes registered under the Securities Act of 1933, as amended, (ii) have such registration statement remain effective until 180 days after the last date of acceptance for exchange for use by one or more participating broker-dealers, (iii) commence the exchange offer promptly after the registration statement is declared effective by the Securities and Exchange Commission and (iv) complete the exchange offer on or prior to August 10, 2017. If SBA fails to satisfy certain filing and other obligations with respect to the exchange, SBA will be obligated to pay additional interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, until SBA’s registration obligations are fulfilled, up to a maximum of 1.00% per annum.

The description above is qualified in its entirety by the Indenture and the Registration Rights Agreement which are filed with this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.26	Indenture, dated as of August 15, 2016, between SBA Communications Corporation and U.S. Bank National Association.

4.27	Form of 4.875% Senior Notes due 2024 (included in Exhibit 4.26).

10.16	Registration Rights Agreement, dated August 15, 2016, between SBA Communications Corporation and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers listed on Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: August 16, 2016